Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jamie Fulmer- (864)-342-5633
jfulmer@advanceamerica.net

Advance America declares Quarterly Dividend

SPARTANBURG, S.C., February 16, 2005 –Advance America, Cash Advance Centers, Inc. (NYSE: AEA) today announced that its Board of Directors has declared a regular quarterly dividend of $0.09 per share. The dividend is payable March 10, 2005, to shareholders of record as of February 28, 2005.

Commenting on the board’s decision, William M. Webster IV, Chief Executive Officer said, “We are pleased to announce our first dividend as a public company. This announcement is consistent with our desire to provide return to our shareholders and will not inhibit the company’s growth strategy.”

About Advance America

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading payday advance service provider.  Advance America assists consumers, whose needs are not met by traditional financial institutions, with convenient less costly short-term credit options. The company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this news release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in the release other than those relating to our historical information or current condition will be forward-looking statements.  For example any statements regarding our future financial performance, our business strategy and expected developments in the payday cash advance services industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties and other factors, many of which are not under our control and may not even be predictable.  Therefore, the actual results could differ materially from our expectations as of today and any future results, performance or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of these factors, please refer to the section captioned “Forward-Looking Statements” in our recent final prospectus for our IPO filed with the SEC on December 17, 2004, which is available upon request or by going to our website: advanceamericacash.com.